EXHIBIT 10.7(x)

2008 ANNUALIZED SALARY RATE OF
D. BRYAN JORDAN

Effective September 1, 2008, the annualized salary rate for 2008 of D. Bryan Jordan was changed to $800,000.

This change was effected in conjunction with Mr. Jordan’s promotion to President and Chief Executive Officer, effective the same date, and was reported in the company’s Current Report on Form 8-K filed July 17, 2008.